BNY FINANCIAL CORPORATION
                       FACTORING AGREEMENT


January 30, 1998


BIG BALL SPORTS, INC.
5708 North Shepherd, #B6
Houston, Texas 77091

     This agreement states the terms and conditions upon which we will act as your sole factor, effective as of January 30, 1998 ("Effective Date").

      1.COVERED SALES; SECURITY INTEREST

      (a)You hereby assign and sell to us, as
absolute owner, and we hereby purchase
from you, all "Receivables" (as hereinafter defined), created before, on or after the Effective Date, which arose or arise from your sale of merchandise or rendition of services. Our purchase of and acquisition of title to each Receivable will be effective as of the date of its creation and will be entered on our books when you furnish us with a copy of the respective invoice.

      (b)You hereby grant to us a continuing security interest in all of your present and future Receivables, as security for all "Obligations"
(as hereinafter defined).

      2.CUSTOMER CREDIT APPROVAL

     You shall submit to us the principal terms of each of your customers' orders for our written credit approval. We may, in our discretion, approve in writing all or a portion of your customers' orders, either by establishing a credit line limited to a specific amount for a specific customer, or by approving all or a portion of a proposed purchase order submitted by you. No credit approval shall be effective unless in writing and unless the goods are shipped or the services rendered within the time specified in our written credit approval or within 45 days after the approval is given, if no time is specified. Upon the earlier to occur of (i) the customer having accepted delivery of the goods or performance of the services or (ii) the goods have been deposited by you with a common carrier for delivery to such customer on "f.o.b. point of origin" terms, we shall then have the "Credit Risk" as hereinafter defined (but not the risk of non-payment for any other reason), to the extent of the dollar amount specified in the credit approval, on all Receivables evidenced by invoices which arise from orders approved by us in writing except for those invoices evidencing charges for samples supplied to your customers. We shall have neither the Credit
Risk nor the risk of non-payment for any other reason on Receivables arising from orders not approved by us in writing. We may withdraw our credit approval or withdraw or adjust a credit line at any time before the earliest to occur of (a) your delivery or deposit of the goods with a common carrier on "f.o.b. point of origin" terms, as contemplated above, or (b) rendition of the services, as the case may be.

      3.PURCHASE PRICE OF RECEIVABLES

      (a)The purchase price of Receivables is the net face amount thereof less our commission. The term "net face amount" means the gross face amount of the invoice, less returns, discounts (which shall be determined by us where optional terms are given), anticipation reductions or any other unilateral deductions taken by customers, and credits, and allowances to customers of any nature. The purchase price will be payable on the "Maturity Date" (hereinafter described). At the close of each month, we will compute the average due date of all Receivables purchased by us during the month. In computing the average due date we will take into account all credits issued to customers. The Maturity Date for all such Receivables will be five (5) business days after the average due date. We may deduct, from the amount payable to you on any Maturity Date, reserves for all Obligations then chargeable to your account and Obligations which, in our sole judgment, may be chargeable to your account thereafter including, but not limited to, ineligible Receivables, Receivables which are not credit approved, disputes, deductions, allowances, credits, bill and hold and consignment sales, other offsets asserted or granted, ineligible Inventory and such additional amounts as we in our sole judgment deem appropriate
(collectively, "Reserves").

      (b)Notwithstanding anything to the contrary contained in this agreement, if, when you submit to us (for our prior written approval), the amount, terms and delivery date of a proposed sale of goods, (i) you identify such proposed sale with the special number that we give you for this purpose, and (ii) you advise us in writing and if we concur that the order for the goods is a special order by the customer which will require you to have the goods manufactured according to the customer's specifications and that the goods cannot be sold readily to buyers other than such customer at a price reasonably close to the contract price for such goods (such goods being hereinafter referred to as the "Special Goods"), and
(iii) our approval, having been given by us, is thereafter withdrawn by us pursuant to the terms hereof after the Special Goods have been manufactured but prior to completion of your delivery thereof, then you shall have the following options, provided that the Special Goods are available for delivery by you on or before the delivery date specified in our approval, free and clear of all liens and encumbrances: (a) you may complete your sale of the Special Goods to the customer at your own risk; or (b) you may use your best efforts promptly to re-sell the Special Goods, at the best price available, after first obtaining our written consent to any such re-sale (the "Re-sale"). If you proceed under option (b), we shall, upon consummation of the Re-sale, or upon the original invoice due date under the selling terms specified in the credit approval (whichever is later), credit your account with a sum equal to the amount by which your "Standard Cost" for the Special Goods as published by you and approved by us
(hereinafter, the "Manufacturing Cost") exceeds the proceeds of the Re-sale. We may at our option elect to purchase the Special Goods from you for a purchase price equal to the Manufacturing Cost.
However, our obligation hereunder, to you and the Other Client on a combined basis, shall not exceed
$50,000 per annum.

      (c)We shall not be obligated to pay you, or make any Advances or loans against, the purchase price of any Receivable which arises out of your delivery of inventory to any of your licensors for which you receive no consideration other than a credit toward your obligations to such licensor to advertise the products which are the subject of such agreement, and we shall not be entitled to charge our commission on such Receivables provided, however, that the gross face amount of such Receivables (measured by the amount of such credit against your said advertising obligations) shall not exceed the aggregate amount of $50,000 per annum for you.

      (d)Until we notify you otherwise, you may retain the proceeds of any sales made on the basis of cash before or on delivery. In no event shall we be obligated to make any payments
(including, but not limited to, Advances or loans) against any such transactions. You warrant and represent that such transactions will not exceed the aggregate amount of $3,000,000 per annum for you and the Other Client, on a combined basis.

      4.ADVANCES; INTEREST; COMMISSIONS; LATE PAYMENT
CHARGES

       (a)I.If you request, we shall, subject to the other provisions of this agreement, make payments to you of the purchase price of Receivables in advance of the Maturity
Date ("Advances") and additional amounts, subject to our right to withhold Reserves. All amounts, if any, which we pay or make available to you or for your account in excess of the purchase price of Receivables are loans and shall be chargeable to your account when paid or made available to you.
However, at no time shall the aggregate amount of then outstanding Obligations of you and the Other
Client on a combined basis, including but not limited to Obligations under the $4,157,000 Promissory
Note dated July 29, 1994 executed by Signal Apparel
Company, Inc. as maker, to us as payee, as the same may now exist or may hereafter be amended, restated, replaced, substituted, extended, or otherwise modified (the "Note"; outstanding
Obligations under the Note, as the same may change from time to time, are hereinafter called collectively, the "Note Amount") but excluding amounts owing by you and the Other Client to any present or future client of ours on invoices purchased by us ("Ledger Debt"), and including without limitation, all advances, other loans and all other amounts charged or chargeable to your account and the Other
Client's account, exceed the Facility Amount
(as defined herein), subject in all respects to availability under the Borrowing Base (as defined herein).
The Borrowing Base shall be calculated for you and the Other Client on a combined basis.
Obligations of you and the Other Client other than the Note Amount and Ledger Debt, as such Obligations shall change from time to time, are hereinafter collectively called the "Revolver
Amount".
At no time shall the Revolver Amount exceed the Borrowing Base, except that, in our sole discretion, we may from time to time at your request, permit the Revolver Amount to exceed the Borrowing
Base by an amount not to exceed the Special
Overadvance amount in effect from time to time, provided that, notwithstanding anything to the contrary contained herein, the aggregate amount of outstanding Obligations of you and the Other Client on a combined basis, shall not at any one time exceed the Facility Amount. Furthermore, and without limiting your obligations or our other rights, you shall forthwith pay us the amount, if any, by which the Revolver Amount at any time and from time to time exceeds the Borrowing Base.

      II.The "Facility Amount" means, for you and the Other Client, on a combined basis, the sum of $55,000,000.

      III.The "Borrowing Base" means, at any time for you and the Other Client on a combined basis, the sum of (i) the then
"Applicable Percentage" (as hereinafter defined) of the net face amount of then outstanding credit approved
"Eligible Receivables" (as hereinafter defined) plus, to the extent included in our sole and absolute discretion, the then Applicable Percentage of the net face amount of then outstanding non-credit approved Receivables, less Reserves, plus (ii) the lesser of (A) $16,000,000 or (B) 50% of "Eligible
Inventory" (as hereinafter defined) less Reserves plus (iii) the amount of cash or cash equivalents satisfactory to us ("Pledged Amount") pledged to us as security for your Obligations on terms and conditions satisfactory to us, so long as (A) we hold the Pledged Amount pursuant to said pledge, (B) said pledge and the validity and enforceability thereof are not subject to attack by any entity, (C) the pledgor is not in a bankruptcy proceeding, and
(D) the pledgor is not in any other proceeding in which the pledge or its validity or enforceability is the subject of attack by any entity. However, we may at any time and from time to time, in our reasonable discretion, increase or decrease any of the percentages referred to in the preceding sentence. Notwithstanding anything to the contrary contained herein, the Borrowing Base shall not include, without limitation, the Applicable
Percentage of the net face amount of outstanding non-credit approved Receivables owing by any account debtor where fifty (50%) percent or more of such outstanding non-credit approved Receivables owing by any such account debtor are more than sixty
(60) days past due.

      IV."Applicable Percentage" means, subject to our right to withhold
Reserves, 85% except that said percentage shall be 90% after the expiry of two consecutive calendar quarters during which less than 3% of all Receivables
(measured by gross face amount) becoming due during those quarters fail to be paid in full in accordance with their terms; provided, however, that said percentage shall revert to 85% after the passage of one calendar quarter during which 3% or more of all Receivables (measured by gross face amount) becoming due during those quarters fail to be paid in full in accordance with their terms.

      V."Eligible Receivables" means each Receivable arising in the ordinary course of your business and the Other Client's business and which we, in our sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as we may from time to time deem appropriate. In general, a Receivable shall not be deemed eligible unless such Receivable is subject to our perfected security interest and no other lien and is evidenced by an invoice or other documentary evidence satisfactory to us. In addition, no Receivable shall be an Eligible
Receivable
if:

      (a)it arises out of a sale made by you or the Other Client to an affiliate of yours or to an entity controlled by an affiliate of yours or the Other Client's;

      (b)it is not credit approved by us;

      (c)fifty (50%) percent or more of the
Receivables from the account
debtor are not deemed Eligible Receivables hereunder;
such percentage may, in our sole discretion, be increased or decreased from time to time;

      (d)any covenant, representation or warranty contained in this
Agreement with respect to such Receivable has been breached;

      (e)the account debtor is also your creditor or supplier or a creditor or supplier of the Other Client, or the account debtor has disputed liability, or the account debtor has made any claim with respect to any other Receivable due from such account debtor to you or the Other Client, or the Receivable otherwise is or may become subject to any right of setoff by the account debtor;

      (f)the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under any state or federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under any state or federal bankruptcy law has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

      (g)the sale is to an account debtor outside the continental United
States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to us in our sole discretion;

      (h)the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

      (i)the account debtor is the United States of America, any state or any department, agency or instrumentality or any of them, unless you assign your right to payment of such Receivable to us pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C.
sub-Section 203 et seq.) or have otherwise complied with other applicable statutes or ordinances;

      (j)(i) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the account debtor or (ii) the goods giving rise to such Receivable have not been deposited with a common carrier for delivery to the account debtor on "f.o.b. point of origin terms"; or (iii) the services giving rise to such receivable have not been performed by you or the Other Client and accepted by the account debtor or (iv) the Receivable otherwise does not represent a final sale;

      (k)the Receivables of the account debtor exceed a credit limit determined by us in our sole discretion, to the extent such Receivable exceeds such limit;

      (l)the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim or if the Receivable is contingent in any respect or for any reason;

      (m)you or the Other Client have made any agreement with any account debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

      (n)any return, rejection or repossession of the merchandise has occurred;

      (o)such Receivable is not payable to you or the Other Client;

      (p) such Receivable is not otherwise
satisfactory to us as
determined in good faith by us in the exercise of our discretion in a reasonable manner; or

      (q)more than one hundred-twenty (120) days have elapsed after the date of the invoice.

      VI."Special Overadvance" means, for you and the Other Client, on a combined basis, an amount determined by us in our sole discretion, which amount shall not exceed at any one time outstanding, the aggregate sum of $15,000,000.

      VII."Eligible Inventory" means for you and the Other Client on a combined basis, T-Shirt and fleece blanks which are then work-in-process and finished goods (other than inventory in retail stores) located in the U.S.A., valued at the lower of cost or market value, determined on a first-in first-out basis, (it being understood that with respect to finished goods, cost shall mean your "Standard Cost" as published by you from time to time subject to our approval thereof) which is not, in our opinion, obsolete, slow moving, in unacceptable condition or unmerchantable or merchantable only at a price less than cost and which we, in our sole discretion, shall not deem ineligible inventory, based on such considerations as we may from time to time deem appropriate including, without limitation, whether the inventory is subject to a perfected, first priority security interest in favor of us and whether the inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Without limiting the foregoing, so long as you are in default under any licensing agreement relating to any inventory, or so long as the licensor thereunder shall not have entered into an agreement in form and substance acceptable to us relating to such inventory and our rights therein, the respective inventory may, in our sole discretion, be ineligible. Our making loans to you related to the value of such inventory despite its ineligibility shall not be deemed a waiver of any of our rights to deem such inventory ineligible at any time or times, or your obligation hereunder to pay us forthwith the amount by which outstanding
Obligations shall exceed the Borrowing Base as a result of such ineligibility.

      (b)For our services, we shall charge to your account and the Other Client's account, on a combined basis, without duplication:

      (i)monthly, as of the last day of each month, interest on the average daily balance of all Advances (which do not include the Note Amounts) and amounts charged and chargeable to your account hereunder (said Advances, loans, which do not include the Note
Amounts, and amounts being herein collectively called
"Interest Bearing Obligations") which are outstanding during such month at a rate per annum which exceeds the average "Alternate Base Rate"
(as hereinafter defined) in effect during such month by the then "Applicable Margin" (as hereinafter defined); provided, however, that said interest rate shall not be less than six percent (6%) per annum and shall in no event be higher than the highest rate permitted by New York law. "Alternate Base
Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the prime commercial lending rate of the "Bank" as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. "Bank" shall mean The Bank of New
York, New York, New York.  "Federal Funds
Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve
System arranged by Federal funds brokers, as published for such day (or if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a business day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. "Applicable Margin" shall mean one and one-quarter percent (1 1/4%); provided, however, that for each period during which the Revolver Amount does not exceed an amount equal to 85% of the net face amount of the then outstanding Eligible Receivables, plus (i) an amount equal to 25% of the then Eligible Inventory, the Applicable Margin shall be one (1%) percent, or (ii) an amount greater than 25% of the then Eligible
Inventory, but less than 36% of the then Eligible
Inventory, the Applicable Margin shall be one and one-eighth (1 %) percent, provided further that, if the Interest Bearing Obligations and amounts due under letters of credit issued pursuant to the Letter of Credit Supplement outstanding for a period of five (5) or more days in any month during the Initial Term, including any Renewal Term, exceed the sum of the Borrowing Base less Reserves (such excess, an "Overadvance") plus the amount of the Special Overadvance, on such days, the Applicable
Margin pertaining to all Interest Bearing
Obligations shall be increased by one half of one
(1/2%) percent. Furthermore, "Applicable Margin" shall mean three and three-quarters percent (3 3/4%) with respect to all Obligations not paid when due hereunder so long as they remain unpaid.

      (ii) monthly, as of the 15th day of each month,
(x) with respect to all
Receivables on which J.C. Penney is the account debtor which are purchased hereunder during each Contract Year ("J.C. Penney Receivables") (A) from
$0.00 up to an aggregate amount of $5,000,000 of such J.C. Penney Receivables, a commission at the rate of four tenths of one (.4%) percent, and
(B) in excess of the aggregate amount of $5,000,000 of such J.C. Penney Receivables, a commission at the rate of sixty-five one hundredths of one
(.65%) percent; and (y) with respect to all other
Receivables purchased hereunder which are not J.C.
Penney Receivables, a commission at the rate of sixty-five one hundredths of one percent (.65%), in each case, of the gross face amount of each invoice evidencing any such Receivable purchased hereunder during such month on terms not exceeding 90 days (including dating), plus an additional one-quarter of one percent (1/4%) for each additional thirty (30) days or portion thereof of selling terms. Our commission on any invoice evidencing a Receivable purchased hereunder shall not be less than $3.00, except that, with respect to all J.C. Penney Receivables purchased hereunder during any Contract Year up to an aggregate amount of $5,000,000 during such Contract Year, the commission on any invoice evidencing such J.C. Penney Receivable purchased hereunder shall be $0.00. Furthermore, the aggregate amount of Receivables with respect to which you are obligated to pay commissions and which you sell and assign to us ("Volume") shall not be less than $20,000,000 ("Minimum") per Contract Year (each successive period of twelve consecutive months commencing on January 1 of each year) during which this agreement is in effect, except that, for the first Contract Year, the Minimum shall be $15,000,000.
If the Volume in any Contract Year is less than the Minimum, we shall charge to your and the Other
Client's account the difference ("Minimum Volume
Charge") between the commission on the
Minimum and the commission on the Volume for the Contract Year, provided, that, in no event shall the aggregate amount(s) charged to your and the Other
Client's account for your Minimum Volume
Charge obligation under this Paragraph 4(b)(ii) exceed the amount of your Minimum Volume Charge for the applicable period. You and the Other Client shall be jointly and severally liable to us for any Minimum Volume Charge. We shall compute the Minimum
Volume Charge, if any, on a calendar
quarterly basis and charge your account and the Other
Client's account therefor for each calendar quarter in the month following the end of such calendar quarter, or in the month following the effective date of termination of this agreement, whichever is earlier. The Other Client's Volume shall not be added to your Volume for the purposes of calculating your Minimum Volume for any period or calculating your Minimum Volume Charge for any period. If you do not meet the Minimum
Volume with respect to any particular calendar quarter period within a Contract Year and you therefore pay to us a yearly Minimum Volume Charge for such particular calendar quarter period and in the subsequent calendar quarter period in the same
Contract Year, your Minimum Volume for
which commissions have been paid by you to us under this agreement then exceeds the Minimum applicable to such subsequent calendar quarter period, by reason of such Minimum Volume Charge previously paid, you shall then be entitled to receive a rebate from us to your account, to the extent of the lesser of such excess or the Minimum Volume
Charges previously paid to us in any such prior calendar quarter period of the same Contract Year.
Similarly, if for any calendar quarter period within a particular Contract Year, the commissions paid to us under this agreement exceed the Minimum applicable to such calendar quarter period and in any subsequent calendar quarter period we otherwise would have been entitled to receive and you would have been responsible for paying to us any Minimum Volume Charge applicable to such subsequent calendar quarter period, in calculating the amount of such Minimum Volume Charge payable in such subsequent calendar quarter period you shall be entitled to a credit against the same to the extent of the lesser of such excess or the Minimum Volume Charge that would otherwise then have been due from you to us in relation to such subsequent calendar quarter period within the same Contract Year. Except however to the extent specifically set forth above, nothing contained herein is or shall be deemed to change, limit or otherwise adversely affect our right to charge and receive and your obligation to pay to us commissions and/or any Minimum Volume Charges payable with respect to any Contract Year or part thereof during which this agreement remains in effect, or to entitle you to receive any rebate and/or credit with respect to any commissions payable to us hereunder. Notwithstanding the foregoing, should the Volume during any Contract Year or part thereof during which this agreement remains in effect, exceed the Minimum applicable thereto, nothing contained herein shall entitle you to receive any rebate and/or credit other than strictly as provided for above. However, if an Event of Default occurs, and if we so elect, and whether or not we then or thereafter exercise any of our rights of termination hereunder (including but not limited to our rights under Paragraph 9(a)(ii)), we may on or at any time after the occurrence of such Event of Default compute and charge your account for the Minimum Volume Charge for the period starting on such occurrence and ending on the next date as of which you may terminate this agreement under Paragraph 9(a)(i), and, for the purpose only of computing such Minimum Volume Charge, we may assume that your Volume for the period will be zero, subject, of course, to subsequent adjustment if such Volume in fact is more than zero.

      (iii) all bank charges for wire transfers.

      (iv) quarterly, as of the 15th day of the month next occurring after the end of each of your fiscal quarters, a fee at the rate of one quarter of one percent (1/4%) per annum, calculated and payable quarterly, on the difference between the Facility Amount and the sum of (x) average outstanding Revolver Amount during such quarter, and (y) the average outstanding Note
Amounts during such quarter.

      (v) Customer late payment charges, not paid by the customer, but only if the charge exceeds five ($5.00) dollars and the payment is five (5) business days or more past due, said charges are to be computed at the rate specified in paragraph 4(b)(i) of this Agreement (subject to change as indicated therein).

      (c) Notwithstanding anything to the contrary contained in this agreement or in any other agreement entered into in connection herewith or securing the indebtedness evidenced hereby, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this agreement or otherwise in connection with any of the Obligations at any time and from time to time more as fully described herein, shall under no circumstances exceed the maximum amount of interest permitted by applicable law. In the event the maturity date of any Obligations arising under or in connection with this agreement is accelerated by us, whether reason of our election made in accordance with the terms and provisions hereof resulting from your breach or default hereunder or under any other document executed as security herefor or in connection herewith or otherwise, or by voluntary prepayment by you or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law. If from any circumstance we shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable law (the "Excess
Interest") shall be applied to the reduction of the principal amount of Obligations owing under or in connection with this agreement or on account of any other principal indebtedness of yours to us, and not to the payment of interest. If the Excess
Interest exceeds the unpaid balance of principal of your Obligations to us arising under or in connection with this agreement and the principal balance of any other such Indebtedness, then that portion of the Excess Interest that exceeds such unpaid principal balance of your Obligations under or in connection with this agreement and such other principal indebtedness, shall be refunded to you.
All sums paid or agreed to be paid us for the use, forbearance or detention of any of your Obligations to us shall be amortized, prorated, allocated and spread throughout the Term of such Obligations until payment in full, so that the actual rate of interest on account of such Indebtedness is uniform throughout the Term hereof. If the applicable law is amended in the future to allow a greater rate of interest to be charged under this agreement than is presently allowed by such applicable law, then the limitation of interest hereunder shall be increased to the maximum rate of interest may be increased to the maximum rate of interest allowed by such applicable law as amended, which increase shall be effective hereunder on the effective date of such amendment.

      5. MATURED FUNDS

     On the last day of each month, we shall credit your account with interest at the Matured
Funds Rate in effect during such month on the average daily balance during such month of any amounts payable by us to you or the Other Client, as the case may be, hereunder (as confirmed by us by appropriate credit to your account with us or the Other Client's account, as the case may be) which are not drawn by you on the Maturity Date, while held by us after the Maturity Date.
"Matured Funds Rate" shall mean the rate of interest, announced by us from time to time, as the rate applicable to matured funds, such rate to be adjusted automatically on the effective date of any change in such rate announced by us.

      6. CHARGES; BALANCES; RESERVES

     We may charge to your account all Obligations.
Recourse to security will not be required at any time. All credit balances or other sums at any time standing to your credit and all Reserves on our books, and all of your property in our possession at any time or in the possession of any parent, affiliate or subsidiary of ours or on or in which we or any of them have a lien or security interest, may be held and reserved by us as security for all Obligations. We will account to you monthly and each monthly accounting statement will be fully binding on you and will constitute an account stated, unless, within thirty (30) days after such statement is mailed to you or within thirty (30) days after the mailing of any adjustment thereof we may make, you give us specific written notice of exceptions.

      7. REPRESENTATIONS AND WARRANTIES; DISPUTES;
RETURNS;
CHARGEBACKS

      (a) You warrant and represent that you have good title to the Receivables free of any encumbrance except in our favor; each Receivable purchased hereunder is a bona fide, enforceable obligation created by the absolute sale and delivery of goods (including, without limitation, the deposit of goods with a common carrier as contemplated in Paragraph 2 hereof) or the rendition of services in the ordinary course of business; when you assign each Receivable to us your customer is unconditionally obligated to pay at maturity the full amount of each Receivable purchased hereunder without defense, counterclaim or offset, real or alleged; all documents in connection therewith are genuine; and when you assign each Receivable to us the customer will accept the goods or services without alleging any defense, counterclaim, offset, dispute or other claim whether arising from or relating to the sale of such goods or services or arising from or relating to any other transaction or occurrence (a "Dispute").

      (b) You further represent and warrant that (i) your address set forth above is that of your chief place of business and chief executive office and the location of all "Collateral" (as hereinafter defined) and of your books and records relating to the Receivables; (ii) by a separate writing you have disclosed to us the locations of all of your other places of business as well as all trade names or styles, trademarks, divisions or other names under which you conduct business
(hereinafter collectively defined as the "Trade
Names"); and (iii) except after 30 days prior written notice to us of your intention to do so, you will not make any change in your name or corporate structure (whether by merger, reorganization or otherwise) or sell or acquire any assets except in the ordinary course of your business, nor make any change which would have the effect of rendering inaccurate or incomplete the representations contained in this subparagraph (b). If you make or propose to make any changes referred to in the immediately preceding subdivision (iii), we may, before or at any time after such change occurs, terminate this agreement effective immediately by giving you written notice of such termination.

      (c) You shall promptly provide us with
duplicate originals of all credits which you issue to your customers and immediately notify us of any merchandise returns or Disputes. You will settle all Disputes at no cost or expense to us; our practice is to allow you a reasonable time to do so. If you so request, provided no Event of Default has occurred and is continuing, you may enforce your rights against any of your customers on any Receivable which is subject to a Dispute if we have charged your account for such Receivable. We will reasonably cooperate with you in such enforcement but at your sole cost and expense.
However, the settlement of any such claim shall be subject to our prior written approval. Furthermore, all proceeds of such enforcement shall be promptly delivered to us for credit to your account.
Should we so elect, we may at any time in our discretion (i) withdraw your authority to issue credits to your customers without our prior written consent; (ii) litigate Disputes or settle them directly with the customers on terms acceptable to us; or
(iii) direct you to set aside, identify as our property and procure insurance satisfactory to us on any returned or repossessed merchandise or other goods which by sale resulted in Receivables theretofore assigned to us ("Retained Goods"). All Retained
Goods (and the proceeds thereof) shall be (A) held by you in trust for us as our property; and (B) subject to a security interest in our favor as security for the Obligations; and (C) disposed of only in accordance with our express written instructions.

      (d) Our Credit Risk, if any, on a Receivable shall immediately terminate without any action on our part in the event that (i) your customer asserts a Dispute (regardless of merit) as a ground for non-payment of the Receivable or returns or attempts to return the goods represented thereby; or (ii) any warranty as to the Receivable is breached. We may charge to your account at any time the gross face amount of any Receivable purchased hereunder (or portion thereof) on which we do not then have the Credit Risk, whether or not we had the Credit Risk before we make such charge, together with interest thereon from the due date of such Receivable to the date of chargeback; such action on our part shall not be deemed a reassignment of such Receivable and will not impair our rights thereto or security interest therein, which will continue to be effective until all Obligations are fully satisfied.

      (e) YOU WARRANT THAT YOU WILL NOT GRANT A
SECURITY
INTEREST IN ANY OF YOUR RECEIVABLES OR IN ANY OF YOUR
INVENTORY TO
ANYONE EXCEPT US WITHOUT OUR PRIOR WRITTEN CONSENT.

      (f) You warrant and represent that you are now and will at all times hereafter be and remain in compliance with all laws, rules and regulations of all federal, state and local governmental agencies having jurisdiction, including but not limited to those relating to environmental protection (including EPA) and employees (including
ERISA, FLSA and PBGC).

      (g) You warrant and represent that (x) you are not a party to any litigation or proceeding the adverse outcome of which could have a material adverse effect on your business, and
(y) the only litigation and proceedings to which you are party as set forth on Exhibit A hereto.

      (h) You may sell equipment which in your reasonable opinion is obsolete, but no such sale shall be for less than the reasonable value of such equipment. You agree not to make during any calendar year any such sales of equipment, the receivable value of which exceeds $25,000 per sale or $100,000 in the aggregate, without our prior written consent. You will promptly deliver the proceeds of such sales to us for application against installments of the $4,157,000 Promissory Note dated July 29, 1994 by Signal Apparel Company, Inc., as maker, to us as payee, as hereafter amended or supplemented, in inverse order of maturity.

      8. INVOICING; PAYMENTS; RETURNS

     Each of your invoices and all copies thereof shall bear a notice (in form satisfactory to us) that it is owned by and payable directly and only to us at locations designated by us, and you shall furnish us with duplicate originals of your invoices accompanied by a confirmatory assignment thereof.
Your
failure to furnish such specific assignments shall not diminish our rights. You shall procure and hold in trust for us and furnish to us at our request satisfactory evidence of each shipment and delivery or rendition of services. Each invoice shall bear the terms stated on the customer's order, as submitted to us, whether or not the order has been approved by us, and no change from the original terms of the order shall be made without our prior written consent. Any such change not so approved by us shall automatically terminate our Credit Risk, if any, on the Receivable arising from your performance of the order. You will hold in trust for us and deliver to us any payments received from your customers in the form received, and hereby irrevocably authorize us to endorse your name on all checks and other forms of payment. Each payment made by a customer shall first be applied to Receivables, if any, on which we have the Credit
Risk, and the balance, if any, of such payment shall be applied to other Receivables due from such customer. You understand that we shall not be liable for any selling expenses, orders, purchases, contracts or taxes of any kind resulting from any of your transactions, and you agree to indemnify us and hold us harmless with respect thereto, which indemnity shall survive termination of this agreement.

      9.TERMINATION

      (a) This agreement shall remain in full force and effect until the expiration of the Term unless sooner terminated as set forth below.
The Term shall be automatically extended for successive periods of one year each unless either party shall have provided the other with written notice of termination (by Certified Mail, Return
Receipt Requested) not less than sixty (60) days prior to and effective on expiration of the Initial Term or any Renewal Term.

      (i) You may terminate this agreement effective at any time by giving written notice of termination to us sixty (60) days prior to the effective date of such termination, and upon payment in full of all Obligations, including, but not limited to, the Minimum Volume Charge for the Contract Year in which such termination occurs, as well as any Contract Year remaining in the Initial Term or any Renewal Term (as the case may be), and we may terminate this agreement effective as of March 31, 2000 or any time thereafter, by giving you written notice of termination not less than sixty (60) days prior to the effective date of termination. You and we each acknowledge and agree that you or we may exercise the right to terminate under this subdivision (i) even if the other party is not in breach of or in default under this agreement.

      (ii) If you shall suspend business, sell all or a significant portion of your assets, become insolvent or unable to pay debts as they mature, make an assignment for the benefit of creditors, or apply for an extension from creditors; or if a meeting of your creditors is called; or if a Receiver or Trustee shall be appointed for you or your property; or if your property shall become subject to any lien or attachment; or if a petition under the Federal Bankruptcy Code shall be filed by or against you; or if you shall seek relief under any insolvency statute, federal, state or other; or if a custodian shall be appointed for all or substantially all of your property; or if any agreement between ourselves and any of your existing or future parent or wholly owned subsidiaries including, without limitation, the Other Client (collectively, the "Related Concerns") or any instrument now or hereafter held by us or to our order and made by you or any of such Related Concerns shall be breached by any of such Related Concerns or if any Related Concerns shall be in default thereunder; or if any separate factoring agreement between ourselves and any of the Related Concerns is terminated, for any reason whatsoever, or any event or circumstance exists which would permit us to terminate any such factoring agreement in accordance with its terms; or if you shall breach this agreement or any other agreement between us; or if you are or become in default under this agreement, or if any warranty, or representation hereunder or any portion of the contents of any document heretofore or hereafter furnished in connection with this agreement is or becomes untrue or misleading (except for future performance against projections heretofore furnished to us); or if you shall fail to pay any Obligation when due; or if any guaranty of the Obligations shall be terminated; then in any such event, we may terminate this agreement at any time without notice, and this agreement shall automatically terminate in the event of a filing of a petition under the Federal Bankruptcy Code by or against you; or

      (iii) If this agreement is terminated pursuant to paragraph 7 (b) above.

      (b) On the effective date of termination all Obligations (including, without limitation, any Overadvance and any Special
Overadvance) shall become immediately due and payable in full without further notice or demand and we shall have no further obligation to provide any Advances or loans hereunder. Our rights with respect to Obligations owing to us, or chargeable to your account, arising out of transactions having their inception prior to the effective date of termination, will not be affected by termination.
Without limiting the foregoing, all of our security interests and other rights in and to all Receivables, whether then existing or arising thereafter
(including assignments and remittance of payments), Retained Goods, credit balances, and any other property in our possession or the possession of any parent, affiliate or subsidiary of ours and any other security for the Obligations (including but not limited to inventory and machinery and equipment), whether coming into existence or into our or their possession before, on or after the effective date of termination and all proceeds thereof (collectively "Collateral") shall continue to be operative until such Obligations have been fully and finally satisfied or you have furnished us an indemnity from an indemnitor satisfactory to us.

      (c) If you terminate this agreement pursuant to Paragraph 9 (a)(i), effective as of any date prior to March 31, 2000, or if you cease for a period of thirty (30) or more consecutive calendar days prior to March 31, 2000 to request
Advances or loans from us, or if this agreement is terminated pursuant to Paragraph 9(a)(ii) or (iii), or if we suspend making Advances, loans or any other extensions of credit to you pursuant to Paragraph 9(d) of this agreement, then, in any such case, in addition to your other Obligations, you and/or the Other Client will pay us on the effective date of termination, cessation or suspension, as the case may be, an "Early Termination Fee", which Early
Termination Fee shall be a joint and several obligation of you and the Other Client, in the aggregate amount for you and the Other Client not to exceed the amount of (x) $500,000 if the effective date of termination, cessation or suspension occurs during the period from April 1, 1997 through and including March 31, 1998; (y) $300,000 if the effective date of termination, cessation or suspension occurs during the period from April 1, 1998 through and including March 31, 1999; or (z) $200,000 if the effective date of termination, cessation or suspension occurs during the period from April 1, 1999 through and including March 31, 2000; provided, however, that the aforesaid Early Termination
Fee applicable to your termination under Paragraph
9(a)(i) shall be reduced by fifty (50%) percent if such termination occurs on or before the effective date of any sale of substantially all of your assets to any entity which or who is not affiliated with you in any way and if such termination occurs in connection with such sale.

      (d) If any of the events specified in paragraph
9(a)(ii) hereof occurs, we may, if
we so elect, in addition to our other rights, suspend indefinitely the making of any additional
Advances or loans to you, and/or reduce the Borrowing
Base in a manner and in amounts in our sole discretion, without at the same time terminating this agreement. However, such suspension shall not be a waiver of or otherwise deprive us of any of our other rights, including but not limited to the right at any time to terminate this agreement because of the occurrence of such event or any other event, or the right to terminate this agreement pursuant to paragraph 9 (a)(i) hereof, all of which rights are now hereby, and then shall be automatically, reserved without any other action on our part.

      10. DEFINITIONS: "RECEIVABLES"; "OBLIGATIONS";
OTHER CLIENT";
"CREDIT RISK"; "INITIAL TERM"; "RENEWAL TERM";
"TERM"; "LETTER OF
CREDIT SUPPLEMENT";

     As used herein

      (a) "Receivables" means all amounts and all forms of obligations now or hereafter owing to you (including but not limited to accounts, instruments, contract rights, documents and chattel paper) and general intangibles; all security therefor and guaranties thereof; all of your rights as an unpaid seller of goods and your rights to goods sold which may be represented thereby
(including but not limited to your rights of replevin and stoppage in transit); all of your books of account, records, files, and documents relating thereto and the equipment containing said books, records, files and documents; all of your rights under insurance policies relating to the foregoing;
the
right to use the Trade Names in connection with our rights with respect to the goods; and all proceeds of the foregoing.

      (b) "Obligations" means all amounts of any nature whatsoever, direct or indirect, absolute or contingent, due or to become due, arising or incurred heretofore or hereafter, arising under this or any other agreement or by operation of law, now or hereafter owing by you to us or to any parent, subsidiary or affiliate of ours. Said amounts include, but are not limited to, loans, debts and liabilities heretofore or hereafter acquired by purchase or assignment from other present or future clients of ours, or through participation. Without limiting the foregoing, Obligations shall include
Advances, loans (including but not limited to the Note Amount), amounts due under letters of credit, interest, commission, bank related charges, costs, fees, expenses, taxes, and all Receivables and other amounts charged or chargeable to your account hereunder.

      (c) "Other Client" means, individually and collectively, The Shirt Shed, Inc. and
Signal Apparel Company, Inc. and their respective successors and assigns, as permitted by us in our sole discretion.

      (d) "Credit Risk" means the risk of loss resulting solely and exclusively from the financial inability of your customer to pay at maturity a Receivable purchased hereunder.

      (e) "Initial Term" means the Effective Date through March 31, 2000.

      (f) "Renewal Term" means each annual renewal of this agreement after the Initial
Term.

      (g) "Term" means the Effective Date through
March 31, 2000 and each annual
renewal of this agreement thereafter, subject to acceleration upon the occurrence of an Event of Default or other termination hereunder.

      (h)"Letter of Credit Supplement" means the Letter of Credit Financing
Supplement to Factoring Agreement dated January 31,
1992 between us and Signal Apparel
Company, Inc., as the same may be hereafter amended, supplemented or otherwise modified.

      11.Covenants. You covenant and agree that, until the later of the termination of this Agreement or the satisfaction in full of all of the Obligations

      (a)you and the Other Client will not

      (i)permit any of your or the Other Client's property (including but not limited to Receivables, inventory, machinery, equipment, furniture, fixtures, plant, and real estate) to be encumbered by any security interest, encumbrance, mortgage, or other lien of any nature whatsoever except (x) in favor of us or (y) pursuant to a subordination agreement acceptable to us in our sole and absolute discretion, executed in our favor.

      (ii)permit your and the Other Client's Tangible
Net Worth (equity plus
subordinated debt minus goodwill and intangible assets), on a combined basis, to be less than the following amounts on the dates indicated;

        As At     Amount

        (a)09/30/97    $51,400,000
       12/31/97    54,800,000
       03/31/98    56,100,000
       06/30/98    57,350,000
       09/30/98    58,600,000
       12/31/98    59,850,000
       03/31/99    60,000,000
       06/30/99    60,000,000
       09/30/99    60,000,000
       12/31/99    60,000,000
       03/31/00    60,000,000

       plus(b)an amount equal to sixty-five (65%) percent of the aggregate amount of any capital contribution and/or equity infusion into or any other additional equity hereafter derived from any source by you or the Other Client, excluding the conversion of any subordinated debt existing on the date hereof into equity of you or the Other Client.

     Intangible assets include write-ups, unamortized debt discount and expense, unamortized deferred charges, patents, licenses, R&D expenses, and other intangible items.

      (iii)permit your and the Other Client's Working
Capital (the amount by
which your current assets exceed your current liabilities) to be less than the following amounts on the dates indicated:

        As At    Amount

        (a)09/30/97    $35,000,000
       12/31/97    38,000,000
       03/31/98    41,000,000
       06/30/98    43,000,000
       09/30/98    45,000,000
       12/31/98    47,000,000
       03/31/99    47,000,000
       06/30/99    47,000,000
       09/30/99    47,000,000
       12/31/99    47,000,000
       03/31/00    47,000,000

       plus(b)an amount equal to eighty (80%) percent of the aggregate amount of any capital contribution and/or equity infusion into or any other additional equity hereafter derived from any source by you or the Other Client, excluding the conversion of any subordinated debt existing on the date hereof into equity of you or the Other Client.

     Current assets means cash and marketable securities, accounts receivable and inventory. Current liabilities are accounts payable, accrued expenses, the Advances and our loans to you (other than the then current portions of the Note Amounts), short term debt and other short term liabilities.

      (iv)permit your and the Other Client's
Cumulative Pre-Tax Operating
Earnings (net income or loss-taken as a cumulative whole-and amortization of goodwill before taxes, from operations only, excluding (x) gains or losses from the sales of assets and (y) extraordinary items), on a combined basis, to be less than the following amounts for the periods indicated:

          PeriodAmount

       01/01/97  to  09/30/97    $18,000,000
       01/01/97  to  12/31/97     25,000,000
       01/01/98  to  03/31/98      3,000,000
       01/01/98  to  06/30/98      5,000,000
       01/01/98  to  09/30/98      7,000,000
       01/01/98  to  12/31/98     10,000,000
       01/01/99  to  03/31/99      2,000,000
       01/01/99  to  06/30/99      3,000,000
       01/01/99  to  09/30/99      4,000,000
       01/01/99  to  12/31/99      5,000,000
       01/01/00  to  03/31/00             -0-

provided that, notwithstanding anything to the contrary contained herein, your and the Other
Client's
Cumulative Pre-Tax Operating Earnings (as defined above), on a combined basis, shall not be less than (A) commencing with the fiscal quarter beginning
October 1, 1997, $6,500,000 during any one fiscal quarter occurring in fiscal year 1997, (B)
$3,000,000 during any one fiscal quarter occurring in fiscal year 1998 and (C) $2,000,000 during any one fiscal quarter occurring in fiscal year 1999.

      (v)permit your and the Other Client's Capital
Expenditures to exceed the
following applicable amounts during the years indicated:

        PeriodAmount

       1997 -  $2,000,000
       1998 -   1,000,000
       1999 -   1,000,000

      (vi)incur or permit to exist any indebtedness or guaranty by you of the obligations of any other entity, except that you and the Other Client, on a combined basis may incur
(i) unsecured debt to suppliers in the ordinary course of your business; (ii) such other indebtedness and guaranties, if any, which are subordinated in our favor on terms and conditions acceptable to us;
(iii) indebtedness to us, and guaranties to us of the Obligations to us of others, including, but not limited to, the Other Client and American Marketing
Works, Inc., and (iv) unsecured debt for Capital
Expenditures but only to the extent permitted by Paragraph 11(a)(v) hereof.

      (vii)pay or permit the payment (either with Advances, loans or other amounts, if any, extended to you under either this agreement or with any other funds) on account of your capital stock now or hereafter outstanding of, for or on account of any indebtedness which is the subject of any subordination agreement to which you are a party unless you give us (i) advance written notice of the proposed payment, and (ii) financial and other statements, in form and substance acceptable to us, certified by your Chief Financial
Officer, confirming that before and after giving effect to such payment, you are and will be in compliance with all of the provisions of the agreement and that no event has occurred or will have occurred which, with or without notice or the passage of time, would constitute a breach or default under, or would permit us to terminate this agreement.

      (b)you will give us

      (i)twice in each calendar year (but not more than six months shall elapse between the first and second report in each calendar year) a physical count of your inventory observed by an independent public accountant acceptable to us in a manner consistent with procedures followed in connection with the certification of your annual financial statements;

      (ii)not later than five (5) business days after the end of each week, fifteen business days after the close of each month and twenty (20) business days after the close of each quarter, inventory designations certified by your Chief Financial Officer or Treasurer, all in form and substance satisfactory to us;

      (iii)from time to time at our request financial projections in form and substance satisfactory to us;

      (iv)prompt written notice of any breach or default under this agreement or any of your Obligations to us, or any other agreement material to your business (including but not limited to all license agreements relating to inventory), your failure to comply with any applicable law, rule or regulation of any governmental agency having jurisdiction, and the commencement by or against you of any suit, action or proceeding of a civil, criminal or an administrative nature. We may, but shall not be obligated to cure any such breach or default and, if elect to do so, you will on demand reimburse us for the cost thereof;

      (v)within 30 days after the close of each month, except January, and within 45 days after the close of January and each of the first three quarters in each of your fiscal years consolidated and consolidating balance sheets of you and your subsidiaries as at the end of such month or quarter, respectively, and the related consolidated and consolidating statements of income, retained earnings and statement of cash flows of you and your subsidiaries for the elapsed portion of the fiscal year ended with the last day of such month or quarter, respectively, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, each of which shall be accompanied by a certificate of your Chief Financial Officer in form and substance satisfactory to us;

      (vi)within 90 days after the end of each of your fiscal years, consolidated and consolidating balance sheets of you and your subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and statement of cash flows of you and your subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, in each case certified by independent certified public accountants of recognized standing satisfactory to us, whose certificates shall be in scope and substance satisfactory to us. Together with such financial statements you shall deliver a certificate of your Chief Financial Officer in form and substance satisfactory to us and a certificate of such accountants addressed to us (x) stating that you are authorized to deliver such financial statements and their certifications thereof to us pursuant to this agreement and that they have caused this agreement to be reviewed and that, in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any default hereunder or breach hereof exists, or, if such is not the case, specifying such default or breach and its nature, when it occurred and whether it is continuing and (y) having attached the calculations required to establish whether or not you and your subsidiaries were in compliance with the covenants contained in paragraph 11(a)(ii) through 11(a)(v).

      (vii)such other reports as and when we
reasonably request

      (c)you will cause each licensor of any
trademark, trade style, copyright or other property (collectively "Properties") you use or will use in your business under licenses heretofore granted to enter into an agreement with us, in form and substance acceptable to us, giving us such rights as we may request with respect to the Properties in connection with your inventory. With respect to future such licenses, you will use your best efforts to cause the licensors to enter into such agreements with us when or before you enter into such licenses, provided that, if after exercise of your best efforts you are unable to cause the licensors to enter into the aforementioned agreements with us, when or before you enter into such licenses, you shall nevertheless cause each such licensor to execute and deliver such an agreement with us within 90 days after you have entered into a license with each such licensor. You will at all times be in full compliance with, and perform timely all of your obligations under your agreements with each such licensor.

      12.PLACE OF PAYMENT; NEW YORK LAW AND COURT

      (a)All Obligations shall be paid at our office in New York, New York.

      (b)This agreement shall be governed by and construed according to the laws of the State of New York. All terms used herein, unless otherwise defined herein, shall have the meanings given in the New York Uniform Commercial
Code.

      (c)Each of us expressly submits and consents to the exclusive jurisdiction of the
Supreme Court of the State of New York, and the United States District Court for the Southern
District of New York, with respect to any controversy arising out of or relating to this agreement or any supplement hereto or to any transactions in connection therewith and hereby waives personal service of the summons, complaint or other process or papers to be issued therein and hereby agrees that service of such summons, complaint, process or papers may be made by registered or certified mail addressed to the other party at the address appearing herein.

      13.REPORTS; RECORDS; ASSURANCES; WAIVERS;
REMEDIES; ETC.

      (a)We may at all times during business hours have access to, and inspect, audit, and make extracts from, all of your records, files and books of account, and we may charge your account with the costs, fees or expenses incurred in connection therewith and our then standard charges for each examiner or auditor.

      (b)You shall perform all acts requested by us to perfect and maintain our security interest and other rights in the Collateral.

      (c)Failure by us to exercise any right, remedy or option under this agreement or delay by us in exercising the same will not operate as a waiver; no waiver by us will be effective unless we confirm it in writing and then only to the extent specifically stated.

      (d)We may charge to your account, when incurred by us, the amount of reasonable legal fees (including fees, expenses and costs payable or allocable to attorneys retained or employed by us) and other costs, fees and expenses incurred by us in negotiating or preparing this agreement and any legal documentation required by us or requested by you in connection with this agreement or any amendments or supplements thereof, or in enforcing our rights hereunder or in connection with the litigation of any controversy arising out of this agreement, or in protecting, preserving or perfecting our interest in, any Collateral, including without limitation all taxes assessed or payable with respect to any Collateral, and the costs of all public record filings, appraisals and searches relating to any Collateral. We may file
Financing Statements under the Uniform Commercial
Code without your signature or, if we so elect, sign and file them as your agent.

      (e)Our rights and remedies under this agreement will be cumulative and not exclusive of any other right or remedy we may have hereunder or under the Uniform Commercial
Code or otherwise. Without limiting the foregoing, if we exercise our rights as a secured party we may, at any time or times, without demand, advertisement or notice, all of which you hereby waive, sell the Collateral, or any part of it, at public or private sale, for cash, upon credit, or otherwise, at our sole option and discretion, and we may bid or become purchaser at any such sale, free of any right of redemption which you hereby waive. After application of all Collateral to your Obligations (in such order and manner as we in our sole discretion shall determine), you shall remain liable to us for any deficiency.

      (f)We shall have no liability hereunder (i) for any losses or damages (including indirect, special or consequential damages) resulting from our refusal to assume, or delay in assuming, the Credit Risk, or any malfunction, failure or interruption of communication facilities, or labor difficulties, or other causes beyond our control; or
(ii) for indirect, special or consequential damages arising from accounting errors with respect to your account with us. Our liability for any default by us hereunder shall not exceed a refund to you of any commission paid by you during the period starting on the occurrence of the default and ending when it is cured or waived, or when this agreement is terminated, whichever is earlier.

      (g)THIS AGREEMENT CANNOT BE CHANGED OR
TERMINATED
ORALLY AND IS FOR THE BENEFIT OF AND BINDING UPON THE
PARTIES AND THEIR
RESPECTIVE SUCCESSORS AND ASSIGNS.  HOWEVER, YOU MAY
NOT ASSIGN ANY
OF YOUR RIGHTS HEREUNDER WITHOUT OUR PRIOR WRITTEN
CONSENT.  THIS
AGREEMENT, AND ANY CONCURRENT OR SUBSEQUENT WRITTEN
SUPPLEMENTS
THERETO OR AMENDMENTS THEREOF SIGNED BY BOTH OF US,
REPRESENT OUR
ENTIRE UNDERSTANDING AND SUPERSEDE ALL INCONSISTENT
AGREEMENTS AND
COMMUNICATIONS, WRITTEN OR ORAL, BETWEEN YOUR AND OUR
OFFICERS,
EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES.  THERE
ARE NO ORAL
AGREEMENTS BETWEEN THE PARTIES.  YOU HEREBY
ACKNOWLEDGE AND AGREE
THAT THE STATEMENT SET FORTH IN THIS SUBPARAGRAPH (g)
SATISFIES THE
REQUIREMENTS OF SECTION 26.02 OF THE BUSINESS AND
COMMERCE CODE OF THE
STATE OF TEXAS AND SHALL BE DEEMED INCORPORATED INTO
THE AGREEMENT
AND ALL OTHER APPROPRIATE AGREEMENTS BY YOU WITH, TO
OR IN OUR FAVOR.

      (h)This agreement shall not be effective unless signed by you below, and signed by us at the place for our acceptance.

      (i)TO THE EXTENT LEGALLY PERMISSIBLE, BOTH YOU
AND WE
WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION
RELATING TO
TRANSACTIONS UNDER THIS AGREEMENT, WHETHER SOUNDING
IN CONTRACT,
TORT OR OTHERWISE.

      (j)References herein to written notice shall include but shall not be limited to notice by telecopier, mail, messenger or any courier service.

      (k)This agreement is subject in all respect to the Forbearance Agreement. In the event of any conflict of any term or provision of this agreement with any term or provision of the Forbearance Agreement, the term or provision of the Forbearance Agreement shall control.

     Very truly yours,

     BNY FINANCIAL CORPORATION


     By: /s/ Joseph A. Grimaldi

     Title:  President











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AGREED TO as of the 30th day of January, 1998.

ATTEST:

BIG BALL SPORTS, INC.


 By:  /s/ David Houseman

      Title: President

[SEAL]

                  Acknowledgement and Agreement


     Each of the undersigned, each an "Other Client" referenced to and defined in the foregoing
Factoring Agreement between BNY Financial Corporation and Big Ball Sports, Inc. ("Factoring
Agreement"), hereby acknowledges each of the terms and provisions of the foregoing Factoring
Agreement.

     SIGNAL APPAREL COMPANY, INC.
     THE SHIRT SHED, INC.


     By: /s/ David E. Houseman

     Title: CEO of Signal Apparel Company, Inc.
of each
     President of  The Shirt Shed, Inc.